Exhibit 10.15

2153 King Street LEASE

(May 2002)

TENANT: Hoku Scientific, Inc.

LEASE DATE: January 1, 2003

COMMENCEMENT DATE: Rent Commences February 1, 2003

TERMINATION DATE: January 31, 2008

i

2153 N. King Street LEASE

THIS INDENTURE OF LEASE, is executed in triplicate, by and between DREAL HAWAII LLC, a Hawaii limited liability company, herein called “Landlord,” and the below described “Tenant”:

ARTICLE I

TERMS, COVENANTS AND CONDITIONS

PARTICULAR TO THIS LEASE

Section 1.01. Lease Date

Section 1.02. Identity of the Tenant and Tenant Information.

(a)	Tenant: Hoku Scientific, Inc.

(1)	Tenant’s address for receiving notices:
2153 North King Street, Suite 306
Honolulu, HI 96819

(2)	Tenant’s Social Security Number(s) or Federal I.D., Number(s):
990351487 (Federal ID)

(3)	Tenant’s contact information:

Work Phone: Home Phone:
Work Fax: Home Fax:
Internet e-email:

(4)	Tenant is (check one):

(5)	an individual
__X__ a corporation incorporated in the State of Hawaii
a partnership formed in the State of
other: please specify:

(b)	“Tenant” Documents. If Tenant is a Corporation, Partnership, Trust or other form of business entity, Tenant shall at the time of execution of this Lease, provide Landlord with true and correct copies of the entity’s articles of incorporation, partnership agreement, trust or trust abstract, and any present or subsequent amendments or modifications thereto which change, alter or modify the constitution or makeup of the entity.

Section 1.03. Lease Guaranty. The following person(s) have executed the Lease Guaranty agreement, which is appended, to this Lease and are responsible for the Tenant’s full performance of all covenants, duties, terms and conditions of the “Tenant” during the term of this Lease and any period of extension or renewal thereof.

(a)	Hoku Scientific, Inc.	990351487
	(Guarantor)	(I.D. No.)

2800 Woodlawn Dr., Suite 285 Honolulu, HI 96822
(Address)

(b)	____________________________________________________________________________________
	(Guarantor)	(I.D. No.)

____________________________________________________________________________________
(Address)

Section 1.04. Identification of the “Demised Premises. 2153 N. King Street Space #306, consisting of approximately 2,545 gross square feet, more or less, (“floor area”). Tenant is accepting the Demised Premises in “as is” condition without warranties, express or implied, or representations as to the condition of the same and assumes all risks of conditions known or unknown. Tenant hereby confirms that it has had the opportunity prior to signing this Lease to consult with a professional, such as an architect, civil engineer, environmental consultant or other person with experience in evaluating the condition of the Demised Premises.

Section 1.05. Permitted Use of the Demised Premises. The Demised Premises may be used solely for the purpose of conducting within the Demised Premises the business of Hoku Scientific, Inc. and for no other purpose.

Section 1.06. Term of the Lease.

(a)	The commencement date is January 1, 2003.

(b)	The termination date is January 31, 2008.

Section 1.07. Guaranteed Minimum Rent. Tenant shall pay guaranteed gross monthly rent as follows:

(a)	For the lease year(s) February 1, 2003 through January 31, 2005, Tenant shall pay to the Landlord a monthly guaranteed minimum rent in the amount of Five Thousand One Hundred Fifty-Four and 17/100 DOLLARS ($5,154.17), plus gross excise tax.

(b)	For each and every lease year thereafter Tenant shall pay to the Landlord a monthly guaranteed minimum rent which is to be determined as follows:

3% per year commencing February 1, 2005.

Section 1.08. Security Deposit. Tenant, has deposited with Landlord the sum of Five Thousand One Hundred Fifty-Four and 17/100 DOLLARS ($5,154.17) as a Security Deposit. The Security Deposit is equal to the sum of Guaranteed Minimum Rent (includes cost of common area maintenance and operation).

Section 1.09. Hours of Operation. Tenant agrees to conduct and open its business in the Demised Premises during the days and hours of                     .

Section 1.10. Construction Obligations. If construction obligations are to be performed by Landlord and/or Tenant, they are an integral portion of this Lease. All of any such provisions shall be set forth in a written addendum which shall be appended to this Lease and incorporated herein by reference, as fully as if set forth in this Article I.

Section 1.11. Additional Provisions. (See attached Exhibit D).

Section 1.12. Managing Agent. Landlord’s Managing Agent is:

Joe Vierra, DREAL Hawaii LLC

2153 North King Street, Suite 200, Honolulu, HI 96819

Telephone:

ARTICLE II

DEMISING AND ACCEPTANCE OF THE LEASEHOLD ESTATE

Section 2.01. Demise of the Premises. The Landlord hereby leases to the Tenant, and Tenant hires from Landlord, the “Demised Premises” described in Article I which is a portion of the Belt Collins and office building complex located at 2153 N. King Street, Honolulu, Hawaii, hereinafter called the “Belt Collins Center,” together with the common rights in parking and other common areas set forth in ARTICLE VI hereof for the purpose of conducting within the Demised Premises the “Permitted Use” and business activity and for no other purpose. All common Areas and facilities, which Tenant may be permitted to use and occupy, are to be used and occupied under a revocable license. If the amount of such areas or facilities is ever diminished, such diminution shall not be deemed a constructive or actual eviction and the Landlord shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent. The Demised Premises are shown on the Belt Collins Center Floor Plan, which is attached hereto as Exhibit “A” and made a part hereof by reference. The purpose of Exhibit “A” is to show the approximate location of the Demised Premises within the Belt Collins Center. The Demised Premises is SUBJECT, HOWEVER, to all mortgages, liens, encumbrances, easements, rights of way, covenants, conditions, restrictions, easements and agreements affecting the Belt Collins Center which are now of record in the Bureau of Conveyances of the State of Hawaii and those hereafter permitted as set forth in this Lease. RESERVING unto the Landlord, the Landlord’s successors and assigns the right to condominiumize the Belt Collins Center and portions thereof, and to grant, sell and assign, or mortgage, in leasehold or fee simple, all or any portion of the Belt Collins Center; to add to or reduce the gross leasable area in the Belt Collins Center, to erect additional buildings and kiosks on the common areas, to re-locate various buildings or parking areas, to designate other and additional common areas, and to reduce, add to, adjust, or otherwise modify the area, size, location, and extent of the common areas that may be shown thereon, provided that there shall be caused thereby no unreasonable and material obstruction of Tenant’s right of access to the Demised Premises or unreasonable and material interference with Tenant’s permitted use within the Demised Premises. In the event Tenant within the Demised Premises constructs a mezzanine or additional mezzanine, with the express written consent of the Landlord (which consent may be arbitrarily withheld) the Landlord reserves the right to increase proportionately the Guaranteed Minimum Rent and other charges contained in this Lease.

ARTICLE III

TERM

Section 3.01. Term of Lease. The term of this Lease shall begin at 12:00 a.m. on the commencement date and shall end at 11:59 p.m. on the termination date, as set forth in Article I.

ARTICLE IV

RENT AND SECURITY DEPOSIT

Section 4.01. Guaranteed Minimum Rent.

(a)	For each and every calendar month during the term of this Lease, Tenant shall pay to Landlord, on or before the first day of each month, at Landlord’s office, the guaranteed minimum rent as set forth and determined pursuant to Article I. Payment shall be in advance without demand and without set-off.

(b)	In the event the commencement date of the lease term falls on any day other than the first day of the month, Tenant shall pay in advance; the pro rata portion of that first month’s fractional rent based upon the commencement date and the days remaining in said month, and in addition thereto, the guaranteed minimum rent for the month immediately following. Thereafter the full amount of guaranteed minimum rent shall be paid without apportionment.

(c)	In the event the termination date of this Lease falls on any day other than the last day of the month, Tenant shall nonetheless pay to the Landlord the entire last month’s guaranteed minimum rent, without apportionment or prorating. Landlord shall, however, rebate to Tenant the pro rata portion of rent for the last month in which this Lease terminates based upon the date the Tenant actually vacates the Demised Premises (not sooner than the termination date) and upon the Tenant’s leaving the Demised Premises in the condition hereinafter required and delivering all keys and possession to the Landlord.

(d)	Tenant’s Security Deposit shall under NO circumstances be deemed to be the prepayment of the last month’s rent.

Section 4.02. Gross Income Tax. In addition to all rent, taxes and all other charges of every description payable hereunder and those as set forth in Section 3.03 herein below, the Tenant shall pay to the Landlord, without demand, an amount equal to the amount payable by the Landlord pursuant to the Hawaii General Excise Tax Law, or any successor or substitute law, assessed or based on gross income actually or constructively received by the Landlord under or in connection with this Lease, including without limiting the generality of the foregoing, the rents, common area charges, and all other charges payable hereunder and any amount directly or constructively received by the Landlord (to the extent so taxed) by reason of payment by the Tenant to the Landlord or others of property taxes, insurance premiums, common area charges, or any other charges or costs hereunder. Gross Income Tax chargeable at the commencement of this Lease shall be calculated at the rate of 4.166%, which shall be subject to increase or decrease in accordance with any amendments that may, from time to time, be made to the Hawaii General Excise Tax law.

Section 4.03. Additional Rent. The Tenant shall pay as additional rent any money or charge required to be paid by Tenant to Landlord under any provision of this Lease, whether or not the same is designated “Additional Rent.” If such amounts or charges are not paid at the times set forth in this Lease, they shall nevertheless, if not paid when due, be collectible as Additional Rent with any installment of rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of the Landlord.

Section 4.04. Late Charges and Bad Check Charges. If the Landlord does not receive any of the rentals or other payments due under this Lease from Tenant on or before the due date, the same shall constitute a default. If any payment due hereunder is not received by Landlord within FIVE (5) calendar days after it becomes due, then in addition to any other remedies Landlord may have under this Lease, the Landlord shall be entitled to charge, and the Tenant shall pay, without demand, a reasonable late charge in the amount of ten percent (10%) of the payment then due. Tenant shall pay to Landlord a charge of TWENTY-FIVE DOLLARS ($25.00) for any check received by Landlord from Tenant that is dishonored for any reason whatsoever.

Section 4.05. Security Deposit. Tenant, contemporaneously with the execution of this Lease, has deposited with Landlord a Security Deposit, in the amount set forth in Article I, the receipt of which is hereby acknowledged by Landlord.

(a)	The security deposit shall be held by Landlord, without liability for interest, as security for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease by said Tenant to be kept and performed during the term hereof.

(b)	If any of the rents herein reserved or any other sums payable by Tenant to Landlord shall be overdue and unpaid or should Landlord make payments on behalf of Tenant, or should Tenant fail to perform any of the terms of this Lease, the Landlord may, at its option, and without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply said entire Security Deposit or so much thereof as may be necessary to compensate Landlord toward the payment of the rents or other sums due from Tenant, or towards any loss, damage or expense sustained by Landlord resulting from such default on the part of Tenant; and in such event Tenant shall forthwith upon demand restore said Security Deposit to the original sum deposited. In the event Tenant shall fully and faithfully comply with all of the terms, covenants and conditions of this Lease and pay all of the rentals as they fall due and all other sums payable by Tenant to Landlord, said Security Deposit shall be returned in full to Tenant following the date of the expiration of the Lease Term and the surrender of the Demised Premises by Tenant in compliance with the provisions of this Lease.

(c)	In the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Tenant, or its successors or assigns, or any Guarantor of Tenant hereunder, such Security Deposit shall be deemed to be applied first to the payment of any rents and/or other charges due Landlord for all periods prior to the institution of such proceedings and the balance, if any, of such Security Deposit may be retained by Landlord in partial liquidation of Landlord’s damages.

(d)	The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the prior written consent of Landlord and any such act on the part of Tenant shall be without force and effect and shall not be binding upon the Landlord. Landlord may deliver the Security Deposit to the purchaser of Landlord’s interest, or any person or entity having an interest, in the Demised Premises in the event that such interest may be assigned, sold, or transferred, and thereupon Landlord shall be discharged and released from all further liability with respect to such Deposit or the return thereof to Tenant, and Tenant agrees to look solely to the new Landlord for the return of said Security Deposit, and this provision shall also apply to any subsequent transferees. No holder of a mortgage or deed of trust or lessor under a ground or underlying lease to which this Lease is now or hereafter may be superior or subordinate shall be responsible in connection with the Security Deposit, unless such mortgagee or holder of such deed of trust or lessor shall have actually received the Security Deposit.

ARTICLE V

OPERATION OF TENANT’S BUSINESS

Section 5.01. Reserved.

Section 5.02. Limitation on Type of Business. Tenant shall not operate any business upon the Demised Premises or permit any concessionaire, licensee or subtenant to operate any business upon the Demised Premises other than the business described in Article I. Unless specifically set forth in this Lease, Landlord has made no covenant or agreement with respect to the grant of any exclusive right of Tenant to operate its type of business within the Belt Collins Center.

Section 5.03. Deliveries. Tenant shall not load, nor permit the loading or unloading of merchandise, supplies or other property, nor receive the same outside the area and entrance which may from time to time be designated therefore by the Landlord; will not permit the parking or standing outside of said designated loading area of trucks, trailers, or other vehicles or equipment engaged in such loading or unloading in a manner which may interfere with the use of any Common Areas or any pedestrian or vehicular use and common Belt Collins center practice; will use its best efforts to complete or cause to be completed all deliveries, loading, unloading and services to the Demised Premises during hours which may from time to time be promulgated by the Landlord.

Section 5.04. Reserved.

Section 5.05. Annoying or Injurious Conduct. Tenant shall take no action which would violate any of Landlord’s contracts, if any, affecting the Belt Collins Center, or which would create or contribute to any work stoppage, strike, picketing, labor disruption or dispute, or which would interfere, in any way, with the business of Landlord or any other tenant or occupant of the Belt Collins Center or with the rights and privileges of any invitees, licensees, employees, customers, or any other persons lawfully in and upon said Belt Collins Center, or which would cause any impairment or reduction of the good will and reputation of the Belt Collins Center. Tenant shall not use any false or misleading advertising, or engage in any unfair trade practices injurious to other tenants in the Belt Collins Center.

ARTICLE VI

COMMON AREAS AND EXPENSES

Section 6.01. Right to Use Common Areas. Subject to the Landlord’s right to alter, amend, and modify the common areas, it is understood that in connection with the business to be conducted upon the Demised Premises the Tenant, Tenant’s employees and customers shall have the non-exclusive right in common with the Landlord and other tenants of the Belt Collins Center and their employees and customers and all others to whom Landlord has or may hereafter grant rights, to use the mall, sidewalks, stairways, driveways, and other Common Areas as designated by Landlord, subject to such rules and regulations as Landlord may impose. Landlord may at any time permanently close any Common Area, make repairs or changes or prevent the acquisition of public rights in such area or discourage non-customer parking.

Section 6.02. Definition of Gross Leasable Area. The term “Gross Leasable Area”, as used in this Lease means the actual number of square feet of rentable floor space, within the Belt Collins Center and within the exterior faces of the exterior walls (except party walls as to which the center line thereof instead of the exterior face thereof shall be used) of all floors, including mezzanines, showcases and entrances within the exterior limits of said building and the Demised Premises, but there shall not be included space on the roofs, other structures on roofs, any unleased roof decks or lanais. There shall further not be included in the calculation of “Gross Leasable Area” open space areas such as paved yard areas, driveways, open service areas or the like, even though the same may be under lease to a tenant, where any such lease provides that tenant is primarily responsible for the operation, maintenance, cleaning and repair of the open space area. No deduction or exclusion shall be made from floor area by reason of columns, stairs, elevators, escalators or other interior construction or equipment. Changes by way of either addition or reduction of the Gross Leasable Area of the Belt Collins Center occurring during any calendar month shall be effective on the first day of the next succeeding calendar month.

Section 6.03. Common Areas Maintenance Charge.

(a)	In order to defray the expenses incurred by Landlord in operating, managing and maintaining the parking areas, streets, sidewalks, roadways, service roads, planting, and other areas and facilities common to occupants of the Belt Collins Center, Tenant shall pay to Landlord in addition to the rentals specified in ARTICLE IV hereof and at the time and together with the payments provided in ARTICLE IV, Section 4.01, in accordance with billings by Landlord, a share of the cost of maintenance and operation of parking and other common areas. Tenant’s proportionate share of the Common Area Maintenance Costs shall be computed by multiplying the total amount of the Common Area Maintenance Costs each year by a fraction, the numerator of which shall be the Floor Area of the Demised Premises as set forth in Article I and the denominator of which shall be the effective annualized total Gross Leasable Area within the Belt Collins Center, as determined pursuant to Section 7.02. Tenant’s proportionate share of Common Area Maintenance Costs for each full calendar year or partial calendar year shall be paid in monthly installments on the first day of each month, in advance, in an amount estimated by Landlord from time to time, hereinafter referred to as “Common Area Maintenance Payment”. Subsequent to the end of each full calendar year or partial calendar year, Landlord shall notify Tenant of Tenant’s proportionate share of Common Area Maintenance Costs for such full calendar year or partial calendar year. Landlord shall include in such notice, a certification of the

Common Area Maintenance Costs by the Landlord, and such certification shall be deemed conclusive as to the actual amount of Common Area Maintenance Costs. Landlord may secure the services of a Certified Public Accountant to assist in the certification process and the fee for such certification of Common Area Maintenance Costs shall be included in the Common Area Maintenance Costs. If the Common Area Maintenance Payment paid by Tenant pursuant to this Article for any full or partial calendar year shall be less than the actual amount due from Tenant for such year as shown on such notice, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due, within ten (10) days after receipt of such notice. If the total amount paid by Tenant for any full or partial calendar year shall exceed the actual amount due from Tenant for such full or partial calendar year, such excess shall be credited against the next Common Area Maintenance Payment(s) due from Tenant to Landlord pursuant to this Article. If the Commencement date is a day other than the first day of the calendar year, or if the term of this Lease shall end on a day other than the last day of the calendar year, then Tenant’s proportionate share of Common Area Maintenance Costs shall be billed and adjusted on the basis of such fraction of a calendar year. If any common area adjacent to the Demised Premises requires additional or extraordinary cleaning as a result of heavy use by the Tenant’s employees or customers, an additional common areas maintenance charge will be assessed against the Tenant. Said additional common areas maintenance charge shall equal the cost of the additional or extraordinary cleaning of the common area made necessary by the heavy use, plus a surcharge of ten percent (10%) for overhead costs and an additional amount equal to the Gross Income Tax thereon, which shall be payable at the same times and in the same manner as the common areas maintenance charge. Additional charges for cleaning, painting, development, maintenance, marketing and advertising along with the aforesaid surcharge may be assessed by the Landlord to each and every Tenant who shall use the common areas as locations available for patron seating or consumption of food and beverages.

(b)	Landlord shall make available from time to time within the Belt Collins Center such Common Areas as and to the extent Landlord alone shall from time to time deem appropriate. Common Areas shall be defined as including but not limited to any parking areas, driveways, service courts, access and egress roads, side walks, opened and enclosed courts and malls, landscaped and planted areas, fire corridors, meeting areas and public restrooms. Landlord shall operate, manage, equip, light, repair and maintain said Common Areas for their intended purposes in such manner as Landlord shall in its sole discretion from time to time determine, and may from time to time change the size, location, elevation, nature and/or use of any Common Areas and may make installations and/or construct or erect leasable buildings, structures, booths therein or thereon and move or remove the same and shall have the right to retain revenue from income-producing events whether or not conducted for promotional purposes. In the event Landlord erects any additional buildings upon the heretofore-defined common areas, and the same are not placed into common use, Landlord shall make appropriate adjustments in the Tenant’s obligations to pay for common area expenses as set forth in this Article. Landlord reserves the right to grant licenses and concessions to others who may operate and conduct business at or about or upon what might otherwise be determined to be a portion of the common areas. Upon the granting of any such concession or license the Landlord shall in its sole discretion fix and establish the amount of such concessionaire’s or licensee’s monthly common area maintenance payment based upon the Landlord’s sole opinion of the amount of effective area utilized by that business and cost of use by that business and its patrons of the services, furnishings and facilities for which common area maintenance costs are charged to all tenants of the Belt Collins Center. All common area maintenance payments collected thereby shall be applied by the Landlord against the payment of the common expenses of the Belt Collins Center.

(c)	Tenant shall pay to Landlord its proportionate share of the cost and expense to Landlord of operating, maintaining, preserving, and repairing said Common Areas (hereinafter referred to as “Common Area Maintenance Costs”). For these purposes, the term “Common Area Maintenance Costs” shall mean all sums incurred in a manner deemed by Landlord to be reasonable and appropriate and for the best interests of the Belt Collins Center in connection with the operation, maintenance, preservation and repair of the Common Areas and the Belt Collins Center and shall include, but not be limited to, the costs and expenses of (the following subparagraphs are for definition only and are not to be construed so as to impose any obligations on Landlord):

(1)	garbage and trash removal; maintenance, repair and replacement of all common area and parking lot surfaces, service areas and courts, including cleaning, sweeping, painting, striping and repaying; maintenance, repair and replacement of sidewalks, curbs, guard rail, bumpers, fences, screens, flagpoles, bicycle racks, Belt Collins Center identification signs, directional signs, traffic signals, and other traffic markers and signs.

(2)	the installation, maintenance, repair, and replacement of (i) storm, ground water and sanitary drainage and pumping systems, including disposal plants and lift stations and retention ponds or basin; (ii) gas, irrigation and water systems; (iii) electrical, gas, water and telephone systems; (iv) lighting systems (including bulbs, poles and fixtures); (v) emergency water and sprinkler systems; (vi) other utility systems; (vii) heating, ventilating and common area air conditioning systems; (viii) electrical equipment including the central electrical distribution system and electrical conduit from Landlord’s utility room to any portion of the Belt Collins Center; (ix)

fire protection sprinkler main line; (x) security systems; and including any gas, solar, electric and water utility charges in connection with any of the foregoing systems and further including the installation, maintenance and operation of any computerized system for any of the foregoing.

(3)	interior or exterior planting, replanting and replacing of flowers, shrubbery, plants, trees and other landscaping;

(4)	maintenance, painting, re-roofing, termite treatment and tenting, repair and replacement of all portions of the buildings, both interior and exterior, of the Belt Collins Center (excluding the Demised Premises and premises leased to other tenants), including, but not limited to, floors, floor coverings, ceilings, walls, roofs and roof flashings, water proofing, canopies, skylights, signs, planters, benches, fountains, elevators, escalators and stairs, fire exits, doors and hardware, joint use windows, glass and glazing;

(5)	premiums or contributions for insurance, including, without limitation, liability insurance for personal injury, death and property damage; insurance against liability for defamation and claims of false arrest occurring in and about the Common Areas; worker’s compensation; broad form peril insurance covering the Common Areas and buildings in the Belt Collins Center (for the purposes of this provision of subsection (5) only, Common Areas shall be deemed to include the Demised Premises and premises leased to other tenants); premiums for plate glass insurance if deemed necessary by the Landlord;

(6)	maintenance, repair and acquisition cost (rental fees and/or purchase price or in lieu of purchase price, the annual depreciation allocable thereto) of all capital items subject to joint use or those erected, affixed or placed in, at, or upon buildings or the common areas for the benefit of the tenants including but not limited to, all security devices, machinery and equipment used in the operation and maintenance of the Common Areas, and all personal property taxes and other charges incurred in connection with such security devices, machinery and equipment (as used herein, the term “equipment” shall be taken to include both personally and fixtures);

(7)	all license and permit fees, and all parking surcharges that may result from any environmental or other laws, rules, regulations, guidelines or orders; the cost of obtaining and operating public transportation or shuttle bus systems as used in connection with bringing customers to the Belt Collins Center or if required by any environmental or other laws, rules, regulations, guidelines or orders;

(8)	the cost of installation and/or operation of music programs and loudspeaker systems;

(9)	personnel, including, without limitation, independent contractors, security and maintenance people of the Belt Collins Center, parking attendants, secretaries and bookkeepers (including, without limitation, the payroll taxes and employee benefits of such personnel), accountants, certified public accountants, and attorneys;

(10)	real property taxes; any expenses incurred in contesting real property assessments and any assessments or charges made under any betterment or improvement law or otherwise or in controlling picketing and handling labor disputes affecting common areas, depreciation on machinery and equipment used in maintenance and repair as set forth hereinabove, and all gross income taxes payable on account of the receipt by Landlord of reimbursement of said cost.

(11)	any space which is determined by the Landlord to be reasonable and dedicated to the use by purveyors of the Belt Collins Center, clients, customers, and other members of the public shall be charged at the fair market rental value in addition to operation costs.

(12)	landlord’s administrative costs and facilities in an amount not greater than twenty percent (20%) of the total aggregate cost of operating, maintaining and repairing the Belt Collins Center and the Common Areas, including but not limited to all items listed above.

(d)	Landlord shall not be required to render monthly accounting or make irregular accounting at the request of Tenant for any of the costs, charges or assessments or detail the apportionment of assessments required by this Article VI. Landlord shall during the second and third quarter of each calendar year advise Tenant of the date and hours and will make all books and records related to Common Area Maintenance Costs and Charges open and available for inspection by Tenant or its designated agent.

Section 6.04. Method of Billing. The charges provided for in Section 6.03 shall be paid in twelve (12) monthly installments in advance on the first day of each calendar month. The charge for any period less than a full Lease Year shall be pro rated. They shall be estimated annually, with adjustment in January of each year to reconcile such estimates with actual expenditures.

Section 6.05. Fire, Flood and Property Damage Insurance. Landlord shall maintain as a common expense fire, flood and real property damage insurance in such amount as Landlord may determine, and where and to the extent it is reasonably obtainable, and Tenant shall pay a weighted pro-rata share of its cost. “Weighted” as used herein means the allocation of Landlord’s insurance costs in excess of the premiums customarily charged based on local insurance practices and the average business activities of other tenants in the Belt Collins Center as compared with the additional premium, if any, charged on account of the nature of the business activities of the Tenant herein. The allocation to Tenant of any weighted portion of the costs of insurance shall be conclusively established to be in such amount as is determined by the Landlord’s insurance company, by their adjusters, or their rating bureau. Landlord assumes no responsibility for any damages that may result from ground or water flooding of the common area and common facilities.

Section 6.06. Real Property Taxes.

(a)	The Tenant shall pay its pro rata share (as determined by Section 6.03 herein) of all real property taxes which are levied or assessed by any lawful authority against the Belt Collins Center during the lease term and of all assessments or charges made under any betterment or improvement law or otherwise which may be legally imposed upon said Demised Premises and said land or any part thereof or to which said Demised Premises and said land or any part thereof, or the Landlord or Tenant, are now or may during the lease term become liable. Payment of such pro rata share shall be in addition to repayment by the Tenant of a pro rata share of real property taxes and assessments or charges made under any betterment or improvement law levied or assessed against common areas as provided in ARTICLE VI. All such taxes and all such assessments or charges assessed prior to but payable in whole or in installments after the effective date of the lease term, and all taxes and assessments or charges assessed during the term but payable in whole or in installments after the lease term, shall be adjusted and prorated, so that the Landlord shall pay its pro rata share for the period prior to and for the period subsequent to the lease term and the Tenant shall pay its pro rata share for the lease term.

(b)	Basis for Determination. The State and/or County Tax Assessor’s valuations and assessments and the betterment or improvement law or other assessments or charges shall be the basis for determining the real property taxes and the assessments or charges made under any betterment or improvement law or otherwise, respectively, attributable to the Demised Premises if the Demised Premises are separately assessed or charged. Tenant’s pro rata share shall be determined by the ratio Tenant’s gross leasable area, including storage, office, leased lanais, roof decks and mezzanine areas, as it bears to all gross leasable areas in the portion of the Belt Collins Center assessed. In the event the area of Tenant’s premises shall be changed or the aggregate areas in the portion of the Belt Collins Center shall at any time in the future be changed, as for example by developing additional areas, Tenant’s pro rata share shall be effective upon the date of change and recomputed by Landlord within a reasonable time after receipt of the assessment.

(c)	Right to Contest. The Tenant may contest by appropriate proceedings the amount or validity of the State and/or County Tax Assessor’s assessments upon the Demised Premises and the land under the Demised Premises for real property tax purposes or the amount or validity of any assessment or charge made under any betterment or improvement law or otherwise applicable to the Demised Premises and the land under the Demised Premises or any part thereof. If such proceedings are instituted, however, the Tenant shall pay its pro rata share of such tax or such assessment or charge or shall deposit with the Landlord the amounts so contested and unpaid, together with a sum sufficient to cover all charges including penalties that may accrue or be assessed against the Demised Premises as a result of such proceedings, unless such proceedings operate to prevent or stay the collection of such tax or such assessment or charge. Upon the termination of such proceedings and upon proof of the amount of the tax or the amount of the assessment or charge so determined, the Landlord shall pay such tax or such assessment or charge out of the funds deposited with it and refund any balance to the Tenant. If said funds are insufficient, Tenant shall immediately pay any deficiency. The Landlord, at the Tenant’s sole expense, shall join in such proceedings if any law shall so require. In the event the Landlord shall contest the State Tax Assessor’s assessments or charges made under any betterment or improvement law or otherwise, Tenant shall, upon demand pay to the Landlord a pro rata share of all legal and other expenses incurred in contesting the same, Tenant’s pro rata share to be in the ratio that the total gross leasable area of the Demised Premises bears to the total gross leasable area of the Belt Collins Center.

Section 6.07. Rules and Regulations. Landlord shall have the right to police, regulate traffic in, and otherwise control the use of parking, the pickup and drop off of customers within the parking area, the sidewalks, and other common areas. In furtherance of such right Landlord may promulgate reasonable rules and regulations for the entire Belt Collins Center, including the Demised Premises, which shall be binding upon Tenant. For the enforcement of said rules and regulations, Landlord shall have all remedies provided for in this Lease for a breach of the provisions of this Lease, as if said rules and regulations were expressly incorporated herein, and all legal or equitable remedies whether or not provided for in this Lease are hereby reserved. A copy of the current rules and regulations governing the Belt Collins Center is attached hereto as Exhibit “C”.

Section 6.08. Exclusion of Trespassers. Landlord may at any time and from time to time during the term hereof exclude and restrain any persons from the use or occupancy of the parking and other common areas, excepting, however, bona fide customers, patrons and service-suppliers of the Tenant and other tenants of the Landlord who make use of the said areas in accordance with the rules and regulations established by Landlord from time to time with respect thereto. The rights of Tenant hereunder in and to said automobile parking areas, the parking spaces thereon and the driveways, entrances and exits thereto, the delivery and service road and entrances and exits thereto, and the sidewalks and pedestrian passageways, shall be subject to the rights of the Landlord and of all other tenants of the Landlord using the same in common with Tenant, and it shall be the duty of Tenant to keep all of said areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant’s operations and to permit the use of any of said areas only for normal parking and ingress and egress by said customers, patrons and service-suppliers, to and from the buildings occupied by Tenant and such other tenants of the Landlord. Tenant shall have the right to remove from said areas, or to restrain the use of any of said areas by any persons not specifically authorized by the Landlord or by the Tenant or by other tenants or not making use of said areas in accordance with the rules and regulations of Landlord. If, in the opinion of Landlord, unauthorized persons are using any of said areas by reason of the presence of Tenant in the Demised Premises, Tenant, upon demand of Landlord, shall take such action as is legally permissible without breach of the peace and by resorting to judicial relief, if necessary, to restrain the use of any of said areas by unauthorized persons or to remove any unauthorized persons from said areas; provided, however, nothing contained herein shall preclude Landlord from taking such action.

Section 6.09. Employee Parking. It is understood and agreed that the employees of Tenant, and of other tenants within the Belt Collins Center of which the Demised Premises are a part, shall be permitted to park their automobiles in the Belt Collins Center’s parking areas until such time as the Landlord in its sole discretion shall determine that the total parking space is inadequate to fill the needs of customers and employees. In such event, the Landlord shall have the right to limit Tenant and employee parking on a uniform pro rata basis, or to prohibit Tenant and employee parking at the Belt Collins Center. At all times Landlord shall have the right to designate the particular parking areas to be used by any such employees and any such designation may be changed from time to time and the use of said automobile parking areas by any of such employees shall at all times be secondary and subordinate to the use by customers and patrons of Tenant, of Landlord and of other occupants of said Belt Collins Center. Tenant, upon written notice from the Landlord, shall within five (5) days, furnish to the Landlord the automobile license numbers assigned to its cars and the cars of all of its employees. In the event that the Tenant or its employees fail to park their cars in designated parking areas as aforesaid, then the Landlord at its option may charge the Tenant and Tenant shall pay to Landlord as additional rent TEN AND N0/100 DOLLARS ($10.00) per day per car parked in any area other than those designated. In addition to the above, Landlord shall have the right to have any such vehicle of Tenant or its employees parked in violation of this provision towed from the Belt Collins Center premises and Tenant shall be liable to pay to Landlord upon demand as additional rent all costs incurred by Landlord in having the vehicle towed away, and Tenant shall indemnify and hold Landlord harmless from liability of any nature whatsoever, including costs and attorney’s fees, arising out of or connected with removal of any such vehicle.

ARTICLE VII

STORE FIXTURES, SIGNS, AND ALTERATIONS

Section 7.01. Fixtures and Alterations. All fixtures installed by Tenant shall be new or completely reconditioned. Tenant will not make or cause to be installed any trade fixtures, exterior signs, interior or exterior lighting, plumbing fixtures, shades or awnings or make any changes to the store front except upon the written consent of the Landlord first had and obtained. Tenant shall present to the Landlord plans and specifications for said work at the time approval is sought. Tenant shall use treated lumber or structural steel framing in all construction done on the Demised Premises.

Section 7.02. Alterations Belong to Landlord. All alterations or improvements to the Demised Premises shall remain for the benefit of the Landlord and shall not be removed unless otherwise expressly agreed in writing and shall be presumed to become an integral part of the Demised Premises.

Section 7.03. Abandoned Fixtures Belong to Landlord. Subject to Landlord’s lien rights in Section 24.08, Tenant shall have the right, if not in default in the performance of its obligations under this Lease, to remove during the last thirty (30) days of the term any trade fixtures, signs, and other personal property installed or placed in the Demised Premises, so long as Tenant repairs any damage caused by such removal. In the event Landlord shall be required to repair any damage caused to the Demised Premises by such removal, Tenant shall pay the cost of the same together with a mark-up of ten percent (10%) on said cost to cover Landlord’s overhead. Any fixtures, signs and other furnishings or equipment left in the Demised Premises by the Tenant after the termination date hereof shall be deemed abandoned by Tenant and shall be the property of the Landlord.

Section 7.04. Bond Against Liens. Prior to commencing any interior construction, or any alterations, remodeling or other construction in the Demised Premises, Tenant shall furnish evidence satisfactory to Landlord that Tenant is financially able to pay the contractor, and shall furnish a copy of a bond, if required, in an amount, in a form and with a surety acceptable to Landlord naming Landlord and Tenant as obligees, and insuring completion of the proposed work free and clear of liens.

Section 7.05. Protection Against Liens. Tenant shall promptly pay all contractors and material men, so as to minimize the possibility of a lien attaching to the Demised Premises or to the land under the Demised Premises, and should any such lien be made or filed, Tenant shall bond against or discharge the same within ten (10) days after written request by Landlord.

Section 7.06. Improper Signs. The general signage policy of the Belt Collins Center is set forth in Exhibit “B”. All signage in the Belt Collins Center shall comply with a policy of uniformity as established by the Landlord. Written consent from the Landlord is at all times required and Landlord reserves the absolute right and power to prohibit Tenant from erecting, installing, painting, inscribing or placing on any exterior walkway, door, wall, window or other surface, whether interior or exterior, visible from the sidewalk, mall, or other area outside the Demised Premises any sign, lettering, picture, placard or other visible mode of communication which Landlord in its sole discretion deems detrimental to the aesthetics or commercial purpose of the Belt Collins Center or potentially dangerous or hazardous to persons or property, and Tenant shall, immediately upon being directed in writing by Landlord to do so, remove forever any such prohibited item as Landlord shall direct. Breach of this provision by Tenant shall, in addition to other remedies available to Landlord, such as but not limited to injunctive relief without bond, be cause for default to which the ten (10) day period specified hereinafter in Section 23.02, of ARTICLE XXIII, Right to Appointment of Receiver or to Re-enter, shall not apply.

Section 7.07. Restriction on External Air-conditioning and Solar Heating. The Landlord shall designate, from time to time, those areas within the Belt Collins Center where Tenant, along with other Tenants, may place its central air conditioning compressor, heat pump or like facilities. No window or external air conditioning, heat pumps, solar cooling or evaporative coolers or solar heating units shall be placed within, on or about any portion of the interior or exterior of the Demised Premises, without the prior written consent of the Landlord.

ARTICLE VIII

MAINTENANCE OF BUILDINGS

Section 8.01. Repairs by Tenant. Tenant shall at all times keep the Demised Premises (including exterior entrances, all glass and show window moldings) and all partitions, doors, fixtures, equipment and appurtenances thereof (including lighting and plumbing fixtures, and any air conditioning system but excluding structural portions of the premises) in good order, condition and repair (including reasonably periodic painting of the interior), damage by uninsurable casualty excepted.

Section 8.02. Landlord’s Right To Cure Tenant’s Default. If Tenant refuses or neglects to repair the Demised Premises properly as required hereunder and to the reasonable satisfaction of Landlord as soon as reasonably possible after written demand, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant’s property or to Tenant’s business by reason thereof. Upon completion thereof and upon Landlord’s presentation of ball therefore, Tenant shall reimburse Landlord for making such repairs, plus a 20% mark-up to cover Landlord’s overhead, as additional rent.

Section 8.03. Structural Repairs by Landlord. In the event any repairs become reasonably necessary to the structural portions of the Demised Premises, or sidewalks adjacent to the Demised Premises, during the term of this Lease, then upon written notice from Tenant to Landlord stating the necessity therefore and the nature thereof, Landlord, with reasonable promptness, and at its own expense and after receipt of such written notice, shall make any such necessary repairs specified in such notice. If Landlord is required to make repairs to structural portions by reason of Tenant’s negligent acts or omissions to act, Landlord may add the cost of such repairs to the rent which shall thereafter become due, and Tenant shall pay the same as additional rental. The phrase “structural portions of the Demised Premises”, as above used, shall not be so construed as to require Landlord to make repairs to the interior surfaces thereof unless the damage to such interior surface resulted from Landlord’s acts or omissions or defects otherwise required to be kept in repair by Landlord.

Section 8.04. Maintenance of Plumbing Facilities. The plumbing facilities shall not be used for any purpose other than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant, who shall, or whose employees, agents or invitees shall have caused it.

ARTICLE IX

NON-LIABILITY OF LANDLORD

Section 9.01. Assumption of Risk by Tenant. Landlord shall not be liable to Tenant for any business interruption, damage to goods, or damage of any other nature occasioned by electricity, plumbing, gas, water, sprinkler or other pipes and sewage system or by the bursting, leaking, overflowing or running of any tank, washstand, closet or waste or other pipes in or about the Demised Premises or the building and the Belt Collins Center of which they are a part, nor for any damage occasioned by natural flooding to which the Belt Collins Center may be from time to time subject, or wind-driven water coming into the Demised Premises from any source whatsoever or for any damage arising from any acts, or neglect, nuisance, or failure to respect and preserve the rights of peaceful enjoyment, which may be caused by co-tenants, or other tenants or occupants of the Belt Collins Center or of adjacent property, or the public. All property of Tenant kept or stored on the Demised Premises shall be so kept or stored at the risk of Tenant only and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant’s insurance carriers, unless such damage shall be caused by the willful act or gross neglect of Landlord.

ARTICLE X

TENANT’S INSURANCE

Section 10.01. Generally. All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies acceptable to Landlord and Landlord’s lender and qualified to do business in the State. Each policy shall name Landlord, and at Landlord’s request any mortgagee of Landlord, as an additional insured, as their respective interests may appear. Each policy shall contain (a) a cross-liability endorsement, (b) a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance, and (c) a waiver by the insurer of any right of subrogation against Landlord, its agents, employees and representatives, which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its agents, employees or representatives. A copy of each paid up policy (authenticated by the insurer, and paid up through the Term) or certificate of the insurer evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord before the date Tenant is first given the right of possession of the Premises, and thereafter within thirty (30) days before expiration of the term of each policy. Landlord may, at any time and from time to time, inspect and/or copy any insurance policies required to be maintained by Tenant hereunder. No such policy shall be cancelled except after thirty (30) days written notice to Landlord and Landlord’s lender. Tenant shall provide Landlord with renewals or “binders” of any such policy at least ten (10) days prior to the expiration thereof The failure of Tenant to acquire, maintain and pay for insurance required under this Lease shall terminate this Lease and Landlord may exercise any of the remedies reserved to it under this Lease. Landlord may require that any insurance limits set forth in this Article X be increased with due regard to prevailing prudent business practice in the State of Hawaii as reasonably adequate for Landlord’s protection.

Section 10.02. Casualty Insurance. Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect policies of casualty insurance covering (a) all Leasehold Improvements (including any alterations, additions, plate glass, store front, exterior doors or any other improvements as may be made by Tenant), and (b) trade fixtures, merchandise and other personal property from time to time in, on or about the Premises, in an amount not less than one hundred percent (100%) of their actual replacement cost from time to time, providing protection against any peril included within the classification “Fire and Extended Coverage” together with insurance against sprinkler damage, vandalism, malicious mischief, special extended peril (all risk), windstorm and hurricane. No such policy shall have a deductible in a greater amount than $5,000.00. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein, the proceeds under (a) shall be paid to Landlord, and the proceeds under (b) above shall be paid to Tenant. If there is a dispute as to the amount that comprises the full replacement cost, the decision of Landlord or the mortgagee of Landlord shall be conclusive and binding.

Section 10.03. Workers’ Compensation, Comprehensive General Liability, Property Damage Insurance. Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect workers’ compensation insurance as required by law and comprehensive public liability and property damage insurance with respect to the construction of improvements on the Premises, the use, operation or condition of the Premises and the operations of Tenant in, on or about the Premises, providing personal injury, broad form property damage, and contractual liability coverage, the last of which shall cover the insuring provisions of this Lease and the performance of Tenant’s indemnification obligations under this Lease. Such policy shall provide coverage on an occurrence basis and shall be a combined single limit policy of $1,000,000.00 per occurrence. In addition, such policy shall include an endorsement for contractual liability, and if liquor is dispensed on the Premises, an endorsement for liquor law liability. The limits of said insurance shall not, however, limit any liability of Tenant hereunder.

Section 10.04. Reserved.

Section 10.05. Tenant’s Liability for Increased Premiums and Deductible Amount. Tenant agrees that it will not keep, use, sell or offer for sale in or upon the Demised Premises any article that may be prohibited by the standard form of fire insurance policy. Tenant agrees to pay as additional rent (a) any increase in premiums for fire and extended coverage insurance that may be charged during the term of this Lease on the amount of such insurance to be carried by Landlord on the Demised Premises or the building of which they are a part, resulting from a change in the type of merchandise sold or service performed in the Demised Premises by Tenant, whether or not Landlord has consented to the same; and (b) any deductible amount on a claim against Landlord’s insurance policy when the claim is caused by or arises out of Tenant’s negligence or breach of this Lease.

Section 10.06. Waiver of Subrogation. Landlord and Tenant each hereby waive all rights to recover against each other or their respective, officers, directors, shareholders or partners, for any loss or damage arising from any cause covered by any insurance required to be carried by each of them pursuant to this Lease which insurance was actually carried and in the amount required under this Lease. Landlord and Tenant will cause their respective insurers to issue appropriate waivers of subrogation rights as herein provided. Tenant shall cause all other occupants of the Demised Premises to execute and deliver to the Landlord the waivers hereinabove required.

ARTICLE XI

PROTECTION OF LANDLORD’S MORTGAGEE

Section 11.01. Offset Statements. In the event that the Landlord’s Mortgagee, or a prospective purchaser of the Landlord’s mortgage or of the Landlord’s interest in the Belt Collins Center, shall desire a statement from the Tenant as to claims against the Landlord on account of prepaid rent or otherwise, Tenant agrees at any time, and from time to time, upon the written request of Landlord or any mortgagee, to within ten (10) days of the date of such written request, execute and deliver to Landlord and/or such mortgagee, without charge, and in a form satisfactory to Landlord and/or such mortgagee, a written statement: (a) ratifying this Lease; (b) confirming the commencement and expiration dates of the term of this Lease; (c) certifying that Tenant is in occupancy of the Demised Premises, and that this Lease is in full force and effect and has not been modified, assigned, supplemented or amended, except by such writings as shall be stated; (d) certifying that all conditions and agreements under this Lease to be satisfied and performed have been satisfied and performed, except as shall be stated; (e) certifying that Landlord is not in default under this Lease and there are no defenses or offsets against the enforcement of this Lease by Landlord, or stating the defaults and/or defenses claimed by Tenant; (f) reciting the amount of advance rental, if any, paid by Tenant and the date to which rental has been paid; (g) reciting the amount of security deposited with Landlord, if any; and (h) any other information which Landlord or the mortgagee shall require.

Section 11.02. Subordination and Attornment. This Lease shall automatically be subordinate to the lien, covenants, terms and conditions of any mortgage, encumbrance or deed of trust, assignment of this Lease for security or otherwise heretofore or hereafter placed upon the real property or heretofore or hereafter entered into by Landlord, to any and all advances made or to be made hereunder, to the interest on the obligations secured thereby and to all renewals, replacements and extensions thereof. Tenant covenants and agrees, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage heretofore or hereafter made by the Landlord covering the Demised Premises (and which may also cover other premises), whether or not this Lease is terminated by such foreclosure or sale, that it will, upon request by the purchaser, attorn to the purchaser upon any foreclosure or sale and recognize such purchaser as the Landlord under this Lease, it being the intent hereof that if this Lease should be terminated by such foreclosure or sale, it shall, upon request by the purchaser, be reinstated as a Lease between the purchaser and the Tenant, it being nevertheless understood that such purchaser shall not be liable for any act or omission of a prior Landlord nor be subject to any offsets or defenses which Tenant may have against any prior Landlord. The Tenant, upon request of any party in interest, shall execute such instrument or instruments as shall be requested to carry out the requirements of this paragraph.

Section 11.03. Notice to Mortgagee of Landlord’s Default. In the event of any act or omission by the Landlord which would give the Tenant the right to terminate this Lease or to claim a partial or total eviction, the Tenant shall not exercise any such right (a) until it shall have given no less than 30 days’ prior written notice, by registered or certified mail, of such act or omission to the Landlord with a copy to the holder of any mortgage whose name and address shall have been furnished to the Tenant in writing, at the last address so furnished, and (b) until a reasonable period of time for remedying such act or omission shall have elapsed following the giving of such notice, provided that following the giving of such notice, the Landlord or said holder shall, with reasonable diligence, have commenced and continued to remedy such act or omission or to cause the same to be remedied.

ARTICLE XII

INDEMNITY AGAINST CLAIMS

Section 12.01. Protection of Landlord. Tenant shall indemnify and save Landlord harmless against and from any and all claims, damages, costs and expenses, including reasonable attorney’s fees, arising from the operation of the business conducted by Tenant in the Demised Premises or arising from the construction of Tenant’s improvements, from any default by Tenant in the performance of any of the covenants, conditions or provisions of this Lease, or from any act or negligence or omission to act of Tenant, its agents, contractors, servants, employees, sub lessees, concessionaires, business invitees, customers, licensees in or about the Demised Premises or in any connection with this Lease or any sublease. In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant agrees to pay the reasonable costs and expenses thereof including counsel fees and any judgments or settlement of claim secured against Landlord by reason of such action or proceeding.

ARTICLE XIII

WASTE COMPLIANCE WITH GOVERNMENTAL REGULATIONS

Section 13.01. Waste. Tenant shall not commit or suffer to be committed any waste upon the Demised Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the building in which the Demised Premises may be located or in the Belt Collins Center.

Section 13.02. Governmental Regulations. Tenant shall, at Tenant’s sole cost and expense, comply with all of the county, state, and federal requirements, rules, and regulations now in force, or which may hereafter be in force, pertaining to the Demised Premises, and shall faithfully observe in the use of the Demised Premises all municipal ordinances and state and federal statutes now in force or which may hereafter be in force. If, after receiving written notice from a county, municipal, state or federal authority or Landlord of infractions of or failure to meet any requirement of such an authority, Tenant refuses or neglects to comply with the requirement, Landlord may, at its sole discretion, enter the Demised Premises and make such repairs or take any other action necessary to achieve such compliance on Tenant’s behalf and Tenant hereby waives any right to claim or bring any action at law for damages against Landlord based upon any injury or loss resulting from Landlord’s action hereunder. Tenant further agrees to pay Landlord’s costs for making such repairs or taking any other action, plus a surcharge of ten percent (10%) for overhead costs and an additional amount equal to the Gross Income Tax thereon, upon receipt of a bill therefore from Landlord.

Section 13.03. Compliance with Hazardous Materials Laws; Indemnification.

(a)	Tenant shall at all times comply with all of the requirements of Hawaii Revised Statutes Section 342-61, et seq., as amended from time to time, as well as all “Hazardous Materials Laws”, as hereinafter defined. The noncompliance of Tenant with all applicable requirements of any of the aforesaid laws shall constitute breach of this Lease by Tenant and Landlord shall have all the rights and remedies allowed by law, in equity or provided to Landlord in this Lease, including, but not limited to, termination of this Lease.

(b)	Tenant shall indemnify, defend and hold Landlord, Landlord’s employees, agents, heirs, successors and assigns, harmless from and against, any loss, damage, cost, expense or liability directly or indirectly arising out of or attributable to the use, generation, manufacture, treatment, handling, refining, production, processing, storage, release, threatened release, discharge, disposal or presence of hazardous materials, as hereinafter defined, on, under or about the Demised Premises, as of the commencement date of this lease, including without limitation:

(1)	all foreseeable and unforeseeable consequential damages;

(2)	the costs of any required or necessary repair, clean up or detoxification of or on the Demised Premises, and the preparation and implementation of any closure, remedial or other required plans; and

(3)	all reasonable costs and expenses incurred by Landlord in connection with clauses (1) and (2) above, including, without limitation, reasonable attorney’s fees.

(c)	For purposes hereof, “Hazardous Materials Laws” shall mean any federal, state or local laws, ordinances or regulations, now or hereafter in effect, relating to environmental conditions, industrial hygiene or Hazardous Materials on, under or about the Demised Premises, including, without limitation, the “Comprehensive Environmental Response, Compensation and Liability Act of 1980”, as amended, 42 U.S.C. Section 9601, et seq., the “Resource Conservation and Recovery Act”, 42 U.S.C. Section 6901, et seq., the “Hazardous Materials Transportation Act”, 49 U.S.C. Section 1801, et seq., the “Clean Water Act”, 33 U.S.C. Section 1251, et seq., the “Clean Air Act”, 42 U.S.C. Section 7401, et seq., the “Toxic Substance Control Act”, 15 U.S.C. Sections 2601 through 2629, inclusive, the “Safe Drinking Water Act”, 42 U.S.C. Sections 300f through 300j, inclusive, and any similar state and local laws and ordinances and the regulations now or hereafter adopted, published and/or promulgated pursuant thereto.

(d)	For purposes hereof, the term “Hazardous Materials” means and includes, without limitation, inflammable explosives, radioactive materials, asbestos, organic compounds, pollutants, contaminates, hazardous wastes, toxic substances or related materials and any hazardous, extremely hazardous, or toxic substances as defined under any “Hazardous Materials Law”, as hereinbefore defined.

ARTICLE XIV

TENANT ADVERTISING

Section 14.01. Name of Business. Tenant agrees not to change the advertised name of the business operated in the Demised Premises without the written permission of Landlord.

Section 14.02. No Soliciting in Common Areas. Tenant and Tenant’s employees and agents shall not solicit business in the parking or other common areas, nor shall Tenant distribute any handbills or other advertising matter in automobiles parked in the parking area or in other common areas.

Section 14.03. Promotion Of Tenant’s Business. Tenant shall actively promote and advertise Tenant’s business and Tenant shall pay all costs and expenses associated with the carrying out of an ongoing program for the promotion and advertising of the Tenant’s business at the Belt Collins Center.

ARTICLE XV

UTILITIES

Section 15.01. Payment of Charges. Tenant agrees to pay for all utility services rendered or furnished to the Demised Premises including heat, gas, water, electricity, sprinkler charges, if any, assessed by any governmental authority, fire line charges, sewer rental, sewage treatment facilities charges and the like, together with all taxes levied or other charges on such utilities and governmental charges based on utility consumption, standby utility capacity or potential utility use. Said utility services may be provided directly to the Demised Premises by the local utility company or, at Landlord’s option, the services may be provided by the local utility company directly to the Landlord who then distributes to the Demised Premises. If any such utilities are not separately metered or assessed or are only partly separately metered or assessed and are used in common with other tenants of the Belt Collins Center, Tenant will pay to Landlord a portion of such charges for utilities used in common based on the gross area leased to each tenant using such common facilities, in addition to Tenant’s payments of the separately metered charges. Landlord may, but is not required, at the expense of Tenant, to install sub-meters to monitor and regulate the distribution and billing for any of the foregoing. If Landlord shall supply any such services, Tenant will purchase same from Landlord at charges not in excess of the charges for the services in question made by any utility corporation or governmental agency supplying such utilities in the area. Any such charges for services supplied by Landlord, or charges for utilities that may be rebilled by the Landlord, shall be due and payable within ten (10) days after billings therefore are rendered to Tenant. In no event shall Landlord be liable for the quality, quantity, failure or interruption of such services to the Demised Premises.

Section 15.02. Non-liability for Interruption of Utilities. Landlord shall under no circumstances be liable to Tenant for damages or otherwise for any failure to furnish or interruption in service of any water, gas, electricity, air conditioning, for stoppage of sewers, or for closure of the Belt Collins Center due to acts of God or natural elements or from any cause whatsoever.

ARTICLE XVI

ENTRY BY LANDLORD

Section 16.01. Access to Premises.

(a)	Tenant shall permit Landlord and its agents to enter into and upon the Demised Premises at all reasonable times for the purpose of inspecting the same or for the purpose of maintaining, preserving, improving, or renovating the building in which the Demised Premises are situated, or for the purpose of making repairs, alterations or additions to any other portion of said building, or adjacent areas of the Belt Collins Center, including the erection and maintenance of such scaffolding, canopies, termite tents, fences and props as may be required, all without any offset or rebate of rent or common area charges, and without any liability to Tenant for any loss of occupation, profits, business interference, or quiet enjoyment of the Demised Premises thereby occasioned. Landlord will use its best judgment, and wherever practical and not unduly burdensome or costly, or not an emergency, shall make such entry for the purpose of repairing, preserving, improving and maintaining the building during non-business hours, and all such work shall be done in such manner as to cause as little interference as reasonably possible. To facilitate the purpose and intent of this section, Tenant shall provide Landlord with keys, and their replacements, for all entrance doors to the Demised Premises and to fire/burglar protection systems. It is the responsibility of the Tenant at all times to keep on file with the Landlord a current telephone number and address of the agent designated by Tenant who may be contacted during hours that the Belt Collins Center is closed.

(b)	Tenant shall permit the licensed contractor(s), architect(s), engineer(s) and other workmen of other tenants to enter into and upon the Demised Premises for purposes of making repairs, alterations or additions for the benefit of the other tenant, all without any offset or rebate of rent or common area charges, and without any liability to tenant for any loss of occupation, profits, business interference, or quiet enjoyment of the premises thereby occasioned. The other tenant will use its best judgment, and wherever practical and not unduly burdensome or costly, or not an emergency, shall make such entry for the purpose of repairing, preserving, improving and maintaining the building during non-business hours, and all such work shall be done in such manner as to cause as little interference as reasonably possible.

(c)	Tenant further agrees that on and after ninety (90) days next preceding the expiration of the term of this Lease the Landlord or its agents shall have the right to show the Demised Premises to potential tenants, and to place notices offering the Demised Premises “To Let” or “For Sale” on the front of the Demised Premises or any part thereof.

Section 16.02. Utility Mains, Etc. Without payment to Tenant, offset or abatement of rent, or liability for Tenant’s business interference, the Landlord shall have the right at any time during the Lease Term to locate utility mains, conduits, pipes, ducts, and other facilities serving other premises within Tenant’s premises, when such location is in the sole opinion of Landlord required or dictated by engineering design, good practice and/or code requirements. Such mains, conduits, pipes, ducts, and other facilities shall be located so as to cause a minimum of interference with the Tenant and to be as unobtrusive in appearance as is reasonably practical. These facilities shall include but are not necessarily limited to drains, water supply, sewage lines, sewage vents, steam and condensate pipes, condenser cooling water pipes, electric power circuits, telephone circuits, pump stations, electric panel boards, sanitary vents, fresh air supply ducts, exhaust ducts, and where necessary to preserve the integrity of the building, such internal supports, beam and girder systems and walls as may be reasonably required.

ARTICLE XVII

NO INTEREST IN LAND OR AIR RIGHTS

Section 17.01. No Transfer Of Interest And Land or Air Rights. Nothing in this Lease shall be construed as creating or transferring to Tenant any interest in the following: the land upon which the Demised Premises is located; the air space above the Demised Premises, the parking areas or other common areas; the right to a view, the free flow of light or solar radiation to or upon the Demised Premises.

ARTICLE XVIII

RELOCATION

Section 18.01. Limitation on Right to Relocate. Landlord shall have the right at any time during this Lease and from time to time to relocate the Tenant in another space within the Belt Collins Center, containing at least the same amount of floor area, subject to the following:

(a)	Landlord shall give Tenant at least ninety (90) days’ written notice of the proposed relocation.

(b)	The minimum rental shall be abated from the date Tenant shall commence removal from the Demised Premises until such time as Tenant shall offer goods or services for sale from the new premises, but not longer than thirty (30) days after the new premises are made available to Tenant.

(c)	Landlord shall reimburse Tenant for all reasonable expenses incurred by Tenant in making such relocation, including the net cost of putting the new premises in the same condition as the old, after crediting the salvage value of any fixtures or other removable property removed by Tenant from the old premises.

(d)	The minimum rental for the new location shall not be greater than the minimum rental for the old location unless the floor area at the new location exceeds that of the old by more than ten percent (10%). However, Tenant shall not be obligated to accept a floor area exceeding that of the old by more than ten percent (10%).

ARTICLE XIX

RESTRICTION ON LEASEHOLD MORTGAGE

Section 19.01. Required Consent to Leasehold Mortgage. Tenant may not without the express written consent of the Landlord assign its interest in this Lease by way of mortgage or other security agreement to any bank, insurance company, established lending institution, person, or entity, as mortgagee. The Tenant shall upon execution of any such mortgage to which consent has been given, promptly provide a true and correct copy of the same to Landlord. The Mortgagor and Mortgagee shall send to the Landlord a copy of any notice required to be sent pursuant to the terms of said mortgage. Notwithstanding any other provision contained in this Lease with respect to Landlord’s consent not being unreasonably withheld, Landlord may in its sole discretion withhold consent to any leasehold mortgage or security agreement or require as a condition precedent thereto a limitation as to the amount, or require written guarantees or other assurances that the terms of said mortgage and the indebtedness will be faithfully discharged. In no event shall this Lease or the Landlord’s interest herein be deemed or construed to be subordinate or inferior to any mortgage or security pledge of the Tenant.

ARTICLE XX

DESTRUCTION OF OR DAMAGE TO BUILDINGS

Section 20.01. Repairs by Landlord. If the Demised Premises or any portion of the building in which the Demised Premises are located, or the facilities servicing the Demised Premises, should be damaged or destroyed during the term hereof by any casualty insurable under the standard fire and extended coverage, or should such building be damaged to an extent less than twenty-five percent (25%) of the then tax assessed value thereof by any other casualty, Landlord, subject to any delay or inability from causes beyond Landlord’s control, shall repair and/or rebuild the same to substantially the condition in which the same were immediately prior to such damage or destruction.

Section 20.02. Non-insured Casualty. If said building in which the Demised Premises is located should be damaged or destroyed by a casualty not insurable under the standard fire and extended coverage policies to the extent of twenty-five percent (25%) or more of the then tax assessed value thereof, then the Landlord may either terminate this Lease or elect to repair or restore said damage or destruction, in which latter event Landlord shall repair and/or rebuild the same as provided in Section 20.01 of this ARTICLE XX and the Guaranteed Minimum Rent shall be abated proportionately as provided in Section 20.05 of this ARTICLE XX. Landlord shall advise Tenant in writing whether it intends to rebuild or repair within thirty (30) days after the casualty. If Landlord elects not to repair or rebuild, this Lease shall terminate without further notice, in which event all further obligations of either party shall cease, effective as of the date Tenant shall cease business in the Demised Premises. If such damage or destruction occurs and this Lease is not so terminated by Landlord, this Lease shall remain in full force and effect and the parties waive the provisions of any law to the contrary. The Landlord’s obligation under this paragraph shall in no event exceed the scope of the work to be done by the Landlord in the original construction of said building and the Demised Premises.

Section 20.03. Continuation of Business. Tenant agrees during any period of reconstruction or repair of the Demised Premises and/or of said building to continue the operation of its business in the Demised Premises to the extent reasonably practicable from the standpoint of good business.

Section 20.04. Repairs by Tenant. Tenant shall, in the event of any damage or destruction affecting the Demised Premises, unless this Lease shall be terminated as provided in Section 21.02, forthwith replace or fully repair all plate glass, exterior doors storefronts, signs, trade fixtures, equipment, display cases and other installations originally installed by Tenant. Landlord shall have no interest in the proceeds of any insurance carried by Tenant on Tenant’s interest in this Lease and Tenant shall have no interest in the proceeds of any insurance carried by Landlord.

Section 20.05. Abatement of Minimum Rent. During any period in excess of thirty (30) days, in which the Tenant may be forced to discontinue a portion or all of its business in the Demised Premises due to damage or destruction which makes a portion or all of the Demised Premises untenantable, the guaranteed minimum rent, to the extent rent shall not be covered under any policy of lease guarantee or business interruption insurance, shall be abated proportionately, and such abatement shall continue for the period commencing thirty (30) days after such destruction or damage and ending with the completion by the Landlord of such repair and/or reconstruction as Landlord is obligated to do.

ARTICLE XXI

EMINENT DOMAIN

Section 21.01. Automatic Termination of Lease. If any public authority under the power of eminent domain shall take the whole of the Demised Premises hereby leased, then the term of this Lease shall cease as of the day possession is taken by such public authority and all rentals shall be paid up to that date. If only a part of the Demised Premises shall be taken under eminent domain, the Lease shall terminate as to the portion taken, and unless this Lease shall be terminated, as hereinafter provided, it shall continue in full force and effect as to the remainder of the Demised Premises and the minimum rent shall be reduced in the proportion the floor area taken bears to the total floor area demised, and Landlord, at its own cost and expense, shall make all necessary repairs and alterations to the Demised Premises required by such taking.

Section 21.02. Option to Cancel. If the remainder of the Demised Premises cannot be made tenantable for the purposes for which Tenant has been using the Demised Premises, Tenant shall have the option, to be exercised within thirty (30) days after the filing of such eminent domain action, of canceling this Lease effective as of the date the condemning authority shall take possession; provided, however, that if more than fifty percent (50%) of the Gross Leasable Area of the Demised Premises shall be taken under power of eminent domain, either party, by written notice to the other delivered on or before the date of surrendering possession to the public authority, may terminate this Lease, effective as of such surrender of possession. All compensation and damages of any type whatsoever awarded for any taking, whole or partial, shall belong to and be the property of the Landlord except as hereinafter provided.

Section 21.03. Tenant’s Damages. Subject to the rights of Landlord’s mortgagee(s) Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as maybe separately awarded or recoverable by Tenant in Tenant’s own right on account of any cost or loss to which Tenant might be put in removing Tenant’s merchandise, furniture, fixtures and equipment.

Section 21.04. Temporary Taking. In the event of a condemnation of a leasehold interest, i.e., a temporary taking, in all or a portion of the Demised Premises without the condemnation of the fee simple title also, this Lease shall not terminate and such condemnation shall not excuse Tenant from full performance of all of its covenants hereunder, but Tenant in such event shall be entitled to present or pursue against the condemning authority its claim for and to receive all compensation or damages sustained by it by reason of such condemnation, and Landlord’s right to recover compensation or damages shall be limited to compensation for and damages, if any, to its reversionary interest; it being understood, however, that during such time as Tenant shall be out of possession of the Demised Premises by reason of such condemnation, the Lease shall not be subject to forfeiture for failure to observe and perform those covenants not calling for the payment of money. In the event the condemning authority shall fail to keep the Demised Premises in the state of repair required hereunder, or to perform any other covenant not calling for the payment of money, Tenant shall have thirty (30) days after the restoration of possession to it within which to carry out its obligations under such covenant or covenants. During such time as Tenant shall be out of possession of the Demised Premises by reason of such leasehold condemnation, Tenant shall pay to Landlord, in lieu of the minimum rentals provided for hereunder, and in addition to any other payments required of Tenant hereunder, an annual rental equal to the average aggregate annual rental paid by Tenant for the period from the commencement of the term until the condemning authority shall take possession or during the preceding three (3) full calendar years, whichever period is shorter. At any time after such condemnation proceedings are commenced, Landlord shall have the right, at its option, to require Tenant to assign to Landlord all compensation and damages payable by the condemnor to Tenant, to be held without liability for interest thereon as security for the full performance of Tenant’s covenants hereunder, such compensation and damages received pursuant to said assignment to be applied first to the payment of rents, taxes, assessments, insurance premiums and all other sums from time to time payable by Tenant pursuant to the terms of this indenture as such sums fall due, and the remainder, if any, to be payable to Tenant, it being understood and agreed that such assignment shall not relieve Tenant of any of its obligations under this indenture with respect to such rents, taxes, assessments, insurance premiums and other sums except as the same shall be actually received by Landlord.

ARTICLE XXII

ASSIGNMENT AND SUBLETTING; RENEWALS

Section 22.01. No Assignment or Subletting.

(a)	Tenant covenants and agrees to not assign this Lease or to sublet the whole or any part of the Demised Premises, or to permit any other persons to occupy same without first giving Landlord written notice of the proposed assignment or subletting, at which time Landlord shall have the option to purchase Tenant’s leasehold interest or recapture the portion of the Demised Premises to be subleased on the same terms and conditions as Tenant would assign or sublease to the other persons. If Landlord does not exercise its option to purchase or recapture as aforesaid, then Tenant may proceed with the proposed assignment or subletting only after obtaining the prior written consent of the Landlord. Any assignment or subletting, even with the consent of Landlord, shall not relieve or release Tenant from liability for payment of rent or other sums herein provided or for the obligation to keep and be bound by the terms, conditions and covenants of this Lease, notwithstanding the fact that this Lease may be amended by agreement between such assignee or subtenant and Landlord. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be consent to the assignment of this Lease or subletting of the Demised Premises.

(b)	Any assignment for the benefit of creditors or by operation of law shall not be effective to transfer any rights to assignee without the written consent of the Landlord first having been obtained.

(c)	If Tenant is a corporation, then if at any time during the term of this Lease any part or all of the corporate shares of Tenant shall be transferred by sale, assignment, operation of law or other disposition so as to result in a change in the present effective voting control of Tenant by the person or persons owning a majority of said corporate shares on the date of this Lease, except by bequest and/or inheritance, Tenant shall promptly notify Landlord in writing of such change, and Landlord may terminate this Lease at any time after such change in control by giving Tenant ninety (90) days prior written notice of such termination.

(d)	If Tenant is a partnership, and if at any time during the term hereof or any extension or renewal thereof, the person or persons who, at the time of the execution of this Lease, owns or own the controlling interest or the general partner’s interest, as the case may be, ceases to own the controlling interest or the general partner’s interest, such cessation of ownership shall constitute an assignment of this Lease for all purposes of this Section (except as a result of transfers by bequests or inheritance).

Failure by Tenant to pay amounts set forth above shall constitute a default under this Lease.

Section 22.02. Consents. With respect to any assignment or subletting, Landlord shall not require the payment of any money for the giving of such consent other than a reasonable charge for the processing of the application for consent, for the preparation of the consent, and Landlord’s legal fees for the review of the proposed transaction.

(a)	Any consent by Landlord to an assignment or sublease by Tenant shall apply only to the specific transaction thereby authorized and shall not relieve Tenant from the requirement of obtaining prior written consent of Landlord to any further assignment or sublease.

(b)	Notwithstanding any provisions contained in Section 32.01 to the contrary, Landlord may, in addition to any other reason supportive of refusal to consent, refuse to consent to an assignment because of an honest belief reasonably formed:

(1)	That the proposed assignee is financially unable to perform in accordance with the terms of this Lease; or

(2)	That the use to be made of the Demised Premises by the proposed assignee is not within the Tenant’s permissible scope of use as specified hereinabove.

(3)	That the proposed assignee is a corporation, partnership, or limited partnership and the Tenant has not provided to Landlord, such additional personal guarantees of the lease from such persons whose credit worthiness is acceptable to the Landlord as Landlord may require.

Section 22.03. Continuing Liability of Tenant. No assignment or subletting of Tenant’s interest permitted under this Article or consented to by Landlord shall in any way release Tenant during the unexpired term of this Lease or during the term of renewal, if any, of any liability and responsibility assumed under the terms of this Lease, including but not limited to the payment of rent.

Section 22.04. Concessions. The foregoing provision against assignment and subletting shall not prohibit Tenant from granting concessions for the operation of one or more departments of the business conducted in or upon the Demised Premises; provided, however, that:

(a)	Each concession that may be granted by Tenant shall be subject to all the terms and provisions of this Lease;

(b)	The written consent of the Landlord is first obtained.

Section 22.05. Renewal. The Landlord shall have no obligation to extend or renew this Lease upon termination or upon such termination to give another lease to Tenant covering the Demised Premises, unless rights have been specifically granted pursuant to Article I of this Lease.

ARTICLE XXIII

DEFAULT

Section 23.01. Default Provisions. All rights and remedies of Landlord enumerated in this Section 23.01 shall be cumulative, and none shall exclude any other rights or remedies allowed by law, in equity or provided for in other articles of this Lease. Notwithstanding any other provision that shall constitute default enumerated in other articles of this Lease, the occurrence of any of the following shall constitute a default and breach of this Lease by Tenant:

(a)	If Tenant shall fail, neglect or refuse to pay any installment of fixed Minimum Rent at the time and in the amount herein provided, or to pay any other monies agreed by it to be paid promptly when and as the same shall become due and payable under the term hereof, and if any such default should continue for a period of more than ten (10) days; or if

(b)	Tenant shall abandon or vacate the Demised Premises or fail to open or to keep the Demised Premises continuously and uninterruptedly open for business each business day, as provided in this Lease, or shall fail, neglect or refuse to keep and perform any of the other covenants, conditions, stipulations or agreements herein contained, and in the event any such default shall continue for a period of more than ten (10) days after notice thereof is given in writing to Tenant by Landlord (provided, however, that if the cause for giving such notice involves the making of repairs or other matters reasonably requiring a longer period of time than the period of such notice, Tenant shall be deemed to have complied with such notice so long as it has commenced to comply with said notice within the period set forth in the notice and is diligently prosecuting compliance of said notice); or if

(c)	Tenant shall repeatedly be in default in the payment of rental or other sums or charges due Landlord under this Lease, or shall repeatedly default in the keeping, observing, or performing of any other covenants or agreements herein contained to be kept, observed or performed by Tenant (provided notice of payment or other defaults shall have been given to Tenant, but irrespective of whether or not Tenant shall have timely cured any such payment or other defaults of which notice was given); for purposes of this section “repeatedly” in default in the payment of rent or other such charges” shall mean the occurrence of more than two (2) defaults in payment during any six (6) month period.

In the event of any such default or breach of this Lease by Tenant, Landlord shall have the right and option to declare the entire Rent due for the balance of the lease term immediately due and payable by Tenant, and shall have any or all of the remedies hereinafter set forth.

Section 23.02. Right to Appointment of Receiver or to Re-enter. In the event of any failure of Tenant to pay any rental due hereunder when the same shall be due, or to observe and perform the requirements of Article V or any failure to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by Tenant for more than ten (10) days after written notice of such default shall have been mailed or personally delivered to Tenant, or if Tenant shall falsify any reports required hereunder, or in any other manner attempt to defraud Landlord, or if Tenant shall become bankrupt or insolvent, or file any debtor proceedings, or take or have taken against Tenant any proceedings of any kind under any provision of the Federal Bankruptcy Act, or if Tenant shall abandon the Demised Premises, or suffer this Lease to be taken under any writ of execution, any such event shall be considered a default by Tenant; the Landlord may, in conjunction with any legal action instituted against the Tenant, petition the Court for an immediate, ex parte, appointment of a receiver. In addition, Landlord besides any other rights or remedies it may have, at law or equity or for specific performance, and without requirement of the election of remedies, or judicial order, shall have immediately, with or without termination of this Lease, the right of re-entry and may remove all persons and property from the Demised Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.

Section 23.03. Right to Re-let. Should Landlord elect to re-enter upon Tenant’s default, as provided in Section 23.02 hereof, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time without terminating this Lease, make such alterations and repairs as may be necessary in order to re-let the Demised Premises, and re-let the Demised Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable; upon each such re-letting all rentals received by the Landlord from such re-letting shall be applied, first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such re-letting and of such alterations and repairs; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder.

If such rentals received from such re-letting during any month were less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Termination may, but need not necessarily, be made effective by the giving of written notice to the Tenant of intention to end the term of this Lease, specifying a day not earlier than ten (10) days thereafter, and upon the giving of such notice, the term of this Lease and all right, title and interest of the Tenant hereunder shall expire as fully and completely on the day so specified as if that day were the date herein specifically fixed for the expiration of the term. No re-entry or taking possession of the Demised Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to Tenant or unless a court of competent jurisdiction thereof decrees the termination. Notwithstanding any such re-letting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous default. Should Landlord at any time terminate this Lease for Tenant’s default, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such default, including the cost of recovering the Demised Premises, costs of court, if any, reasonable attorney’s fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Demised Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord. In determining the rental which would be payable by Tenant hereunder, subsequent to default, the rental for the unexpired term shall be computed pro rata upon the basis of the average aggregate rentals paid for the expired portions of the term of this Lease, or the thirty-six (36) months next preceding such default, whichever period is the shorter.

Section 23.04. Separate Suits. Landlord shall have the privilege of splitting its cause of action for rent so as to permit institution of a separate suit or suits or proceedings for the guaranteed minimum rental hereunder reserved to Landlord, and a separate suit or suits or proceedings for any other payment required hereunder, and neither the institution of such suit or proceeding, nor the entering of judgment therein, shall bar Landlord from bringing a subsequent suit or proceeding for the guaranteed minimum rental, or for any other payments required hereunder.

Section 23.05. Non-Waiver. The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained, or of the Landlord’s right to terminate this Lease on account of such default. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent, nor shall any waiver or indulgence granted by the Landlord to the Tenant be taken as an estoppel against the Landlord.

Section 23.06. No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided in this

Lease. In the event this Lease requires Tenant to submit payments monthly for items other than the Guaranteed Minimum Rent (examples — maintenance contributions, utilities or real estate tax payments) and in the event Tenant submits a payment of less than the total combined amount of all of said payments, then the Landlord shall have the option to credit said payment towards any of said items it so desires, notwithstanding any specification of Tenant.

Section 23.07. Interest on Past Due Amounts. Any amounts owing by Tenant to Landlord under the terms of this Lease shall carry interest from the date the same become due until paid at the rate of one percent (1%) per month or such other maximum rate as is allowed by applicable law. Said interest shall be considered as a part of the rental payable hereunder.

Section 23.08. Landlord’s Lien; Right to Seize By Way of Distress. The Landlord shall have a lien on all of the improvements placed on the Demised Premises by the Tenant, on all property kept or used on the Demised Premises, including, but not limited to furniture, equipment, fixtures, inventory, goods, wares, whether the same is exempt from execution or not, for all such costs, attorneys’ fees, rent reserved, for all taxes and assessments paid by the Landlord on behalf of the Tenant and for the payment of all money as provided in this lease to be paid by the Tenant, and such lien shall continue until the amounts due are paid. As additional security to Landlord under this lease, Tenant hereby gives and grants unto Landlord the right, in the event of any default by Tenant hereunder and after ten (10) day’s written notice of such default has been given Tenant (except in cases of nonpayment of money for which no notice shall be required), to seize by way of distress all of Tenant’s improvements, furniture, equipment, fixtures and appurtenances placed upon the demised premises, and all goods, wares, merchandise, trade fixtures and equipment placed upon or with the Demised Premises for use in Tenant’s operation thereof, and to sell the same by public auction or otherwise, all without necessity of bond, without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby, and without prejudice to any other remedy or right of action which the Landlord may have for collection of arrears of rent or for other or preceding breach of covenant by Tenant.

ARTICLE XXIV

SURRENDER OF LEASE

Section 24.01. Surrender Upon Termination. At the expiration of the tenancy hereby created, or if this Lease is terminated by Landlord or Tenant pursuant to the terms herein stated, Tenant shall surrender the Demised Premises in the same condition of cleanliness, repair and sightliness as the Demised Premises was in upon the commencement of business under the Lease, reasonable wear and tear and damage by unavoidable casualty excepted. Tenant shall surrender all keys for the Demised Premises to Landlord at the place then fixed for the payment of rent and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Demised Premises. On such day all alterations, additions, improvements, all hard surface bonded or adhesively affixed flooring, installed carpeting, and all fixtures on the Demised Premises other than Tenant’s trade fixtures and operating equipment, shall become the property of Landlord and shall remain upon and be surrendered with the Demised Premises as a part thereof, without disturbance, molestation or injury, and without credit to Tenant, its sub lessees, concessionaires or licensees. On or before the last day of the term or the sooner termination thereof, Tenant, if not then in default, shall have the right to remove all trade fixtures, operating equipment and other personal property of Tenant from the Demised Premises and repair any damage occasioned by any such removal. Property not so removed shall be deemed abandoned by Tenant and shall be the property of Landlord. If the Demised Premises is not surrendered at such time, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Demised Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

ARTICLE XXV

SURRENDER ON TERMINATION OF LEASE

Section 25.01 Holding Over. In the event Tenant remains in possession of all or any part of the Demised Premises after the expiration of the term of this Lease or any renewal thereof, or after this Lease is terminated by Landlord pursuant to the terms of this Lease, Tenant shall be deemed to be occupying the Demised Premises as a tenant from month to month at a monthly rental equal to 110% the sum of (i) the monthly installment of Guaranteed Minimum Rent payable during the last month of the term or any extension or renewal that was in effect, and (ii) one-twelfth (1/12th) of all items of additional rent or other charges payable or paid during the last lease year.

ARTICLE XXVI

ATTORNEY’S FEES

Section 26.01. Tenant’s Liability. Tenant shall be obligated to pay for all legal fees and costs incurred by Landlord in making any demand to Tenant for payment of delinquent rentals, to cure any default in the Tenant’s performance of any covenant or condition of this Lease or required in the resolution of any dispute where Tenant is at fault. In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant arising out of Tenant’s occupancy of the Demised Premises or any act of Tenant concerning the Demised Premises or this Lease, or in case suit shall be brought for recovery of possession of the Demised Premises, for the recovery of rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained, on the part of Tenant to be kept or performed, and a breach shall be established, Tenant shall pay to Landlord all expenses incurred in connection therewith, including a reasonable attorney’s fee.

Section 26.02. Landlord’s Liability. . In case suit shall be brought by Tenant against Landlord for breach of any of Landlord’s covenants herein contained and a breach on the part of Landlord shall be established, Landlord shall pay to Tenant all expenses incurred therefore, including a reasonable attorney’s fee.

ARTICLE XXVII

UNPERFORMED COVENANTS

Section 27.01. Performance by Landlord. If Tenant shall fail to perform any of the affirmative covenants to be performed by Tenant pursuant to the terms of this Lease, or if Tenant should fail to make any payment which Tenant agrees to make, then Landlord may, at Landlord’s option, after ten (10) days’ written notice to Tenant, perform any such affirmative covenant, or make any such payment, as Tenant’s agent, and the full amount of the cost and expense entailed, or of the payment so made, shall immediately be owing by Tenant to Landlord, and Landlord shall have the right to add the amount thereof, together with interest at the rate of twelve percent (12%) per annum thereon from the date of payment, to the rentals then due or thereafter coming due hereunder. The option given in this Article is for the sole protection of Landlord, and its existence shall not release Tenant from the obligation to perform any of the covenants herein to be performed by Tenant, or deprive Landlord of any legal rights that it may have by reason of any such default by Tenant.

Section 27.02. Tenant’s Remedies. If Landlord fails to perform any of Landlord’s obligations hereunder within a reasonable time after Tenant shall provide the Landlord notice in writing which has been delivered to Landlord, Tenant shall have the right but not the obligation to perform the same and to recover Tenant’s expense from Landlord, together with interest at the rate of twelve percent (12%) per annum. Such failure shall not be grounds for termination of this Lease.

ARTICLE XXVIII

NOTICES

Section 28.01. Notices to Tenant. Notices to be given to Tenant shall be conclusively deemed effective if given in any one of the following ways:

(a)	in writing personally to Tenant or to any employee in charge of the Tenant’s Demised Premises at that time, if Tenant is an individual; or to any one of Tenant’s officers, authorized agents for service, or employees of Tenant, if Tenant is a corporation; or to any one of Tenant’s partners if Tenant is a partnership; or

(b)	by depositing the same in the United States mail, registered or certified and postage prepaid, and addressed to Tenant at the Demised Premises or to the address of the Tenant as set forth in this Lease, or to such other address as Tenant may from time to time give Landlord in writing; or

(c)	by facsimile transmission; or

(d)	by internet e-mail if Tenant has an e-mail address.

Notice given as aforesaid shall be conclusively deemed effective whether or not Tenant has departed from, abandoned or vacated the Demised Premises.

Section 28.02. Notice to Landlord. Notice to Landlord shall be given in writing personally to an officer of Landlord or by depositing the same in the United States mail, registered or certified mail and postage prepaid, and addressed to Landlord care of the Managing Agent at the address specified above or to such other person(s) or at such other address as Landlord may from time to time give to Tenant in writing.

Section 28.03. Time of Service. Any written notice sent by registered or certified mail shall be deemed to have been served as of the date it is mailed in accordance with the foregoing provisions.

ARTICLE XXIX

CONSENTS

Section 29.01. Consent Not Unreasonably Withheld. In any case where the Landlord’s approval or consent or the Tenant’s approval or consent is required either by the terms of this Lease or otherwise, such approval or consent shall not be unreasonably or arbitrarily withheld.

ARTICLE XXX

QUIET POSSESSION

Section 30.01. Covenant of Quiet Enjoyment. The Landlord covenants and agrees that if and upon the payment by the Tenant of the rent as aforesaid and upon the Tenant’s observance and performance of the covenants and conditions by the Tenant herein contained, Tenant shall peaceably and quietly hold and enjoy the said Demised Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons (other than Landlord’s mortgagee), lawfully or equitably claiming an interest in the herein Demised Premises, by through or under the Landlord.

ARTICLE XXXI

TAXES ON TENANT’S PROPERTY

Section 31.01. Tenant to Pay. Any conveyance tax imposed pursuant to Chapter 247, Hawaii Revised Statutes, as amended from time to time, and any rules and regulations promulgated thereto, shall be payable by the Tenant. Landlord shall advise Tenant of the amount of said tax and said tax shall be due and payable at the time of execution of this Lease. Further, Tenant shall be responsible for and shall pay before delinquency all municipal, state or county taxes assessed during the term of this Lease against Tenant by reason of the conduct of its business in the Demised Premises or with respect to personal property of any kind, owned by or placed in, upon or about the Demised Premises by and/or at the expense of Tenant.

ARTICLE XXXII

FLOOR PLAN

Section 32.01. Right to Change. The purpose of the attached floor plan referred to in this Lease is to show the approximate location of Tenant’s Demised Premises. Landlord reserves the right at any time to change, remove, relocate or add to the building, driveways, entrances and exits, parking areas, mall and other circulation areas as shown on said diagram, as long as Tenant’s frontage upon the sidewalk areas and Tenant’s access to the sidewalk, receiving and delivery area are not materially affected.

ARTICLE XXXIII

RELATIONSHIP OF PARTIES

Section 33.01. No Partnership Intended. It is expressly understood that Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint adventurer or a member of a joint enterprise with Tenant.

Section 33.02. Exoneration of Individuals. The Landlord or any successor in interest that may be an individual, joint venture, tenancy in common, firm or partnership, general or limited, shall not be subject to personal liability on such individual or on the members of such joint venture, tenancy in common, firm or partnership with respect to any of the covenants or conditions of this Lease. The Tenant shall look solely to the equity of the Landlord in the Belt Collins Center and the rents, issues and profits derived there from for the satisfaction of the remedies of the Tenant in the event of a breach by the Landlord. It is mutually agreed that this clause is and shall be considered an integral part of this Lease.

ARTICLE XXXIV

FORCE MAJEURE CLAUSE

Section 34.01. Performance Excused. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of such act shall be extended for a period equivalent to the period of such delay. It is understood, however, that this provision shall not operate to excuse Tenant from the prompt payment of rental or any other payments required by the terms of this Lease.

ARTICLE XXXV

GENERAL PROVISIONS

Section 35.01. Waiver of Jury Trial. The parties hereto shall and they hereby do waive trial by jury in any action brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease.

Section 35.02. Waiver of Rights of Redemption. . Tenant, for itself and all persons claiming through or under the Tenant, hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant’s eviction or dispossession for any cause, or in the event of Landlord obtaining possession of the Demised Premises, by reason of the violation by Tenant of any of the covenants or conditions of this Lease, or otherwise. If the Landlord shall acquire possession of the Demised Premises by summary proceedings, or in any other lawful manner without judicial proceedings, it shall be deemed a reentry within the meaning of that word as used in this Lease.

Section 35.03. Broker’s Commission. Except as to any agreement for the payment of a commission that may be set forth in a written commission agreement, executed and approved by the

Landlord, the Tenant covenants, warrants and represents that there was no broker instrumental in consummating this Lease and that no conversations or prior negotiations were had by Tenant with any broker concerning the renting of the Demised Premises. Tenant agrees to indemnify, defend and hold Landlord harmless against any claims for brokerage commission arising out of any conversations or negotiations had by Tenant with any broker, including, without limitation, the cost of counsel fees in connection therewith.

Section 35.04. Non-Recordation, Confidentiality. Tenant shall not record this Lease, or a Memorandum of this Lease, without the prior written consent of the Landlord. Each of the parties hereto agrees to keep confidential the terms and conditions of this Lease. “Keep confidential” shall mean that none of the parties to this Agreement will, directly or indirectly, discuss, disclose, divulge, reveal, report, publish, or transfer to any other persons or entities the terms of this Lease; provided, however, that the following disclosure shall not be deemed in violation hereof: (a) disclosure to a court of competent jurisdiction of the terms of this Agreement for the purposes of enforcement thereof, or pursuant to a final and binding court order compelling disclosure thereof; (b) disclosure to the parties’ certified public accountants, attorneys, and governmental authorities as may be required by laws, on the condition that they maintain the confidentiality hereof to the extent permitted by laws; and (c) disclosure pursuant to a duly issued court order or subpoena. It is further agreed that any disclosure, except as provided herein, shall be a material breach of this Lease for which the non-breaching party or parties may pursue such remedies as the law permits.

Section 35.05. Consumer Price Index Formula:

(a)	Consumer Price Index, if and wherever used in this Lease, shall mean the Honolulu Consumer Price Index, All Urban Consumers (U.S. City Average) as compiled by the Bureau of Labor Statistics, United States Department of Labor, which became effective January, 1978. If such Price Index should in the future be compiled on a different basis, appropriate adjustments will be made for purposes of computations. If the United States Department of Labor no longer compiles and publishes such Price Index, any comparable index published by any other branch or department of the federal government shall be used for the purpose of computing the adjustments herein provided for, and if no such index is compiled and published by any branch or department of the federal government, the statistics reflecting cost of living changes, as compiled by any institution, organization or individual, generally recognized as an authority by financial and insurance institutions shall be used as a basis for such adjustments.

(b)	CPI Increase Formula, if and whenever used in this Lease, shall refer to the following determination: using the Price Index applicable on the first day of the month in which this Lease was executed as the denominator and the index number for the first month of each Lease Year thereafter as the numerator, multiply said resulting fraction times the payment being adjusted.

Section 35.06. Time is of the Essence. Time is specifically made of the essence with regard to the performance of all covenants, agreements and conditions under this Lease, including the timely payment of any sums due hereunder or hereby.

Section 35.07. Miscellaneous Matters. The necessary grammatical changes required making the provisions of this Lease apply in the plural sense where there is more than one tenant and to either corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though fully expressed in each case.

If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

Each term and each provision of this Lease to be performed by the Tenant shall be construed to be both a covenant and a condition. Any covenants contained in this Lease that contemplate performance after the term of this Lease shall survive the term.

This lease contains the entire agreement between the parties, and any executory agreement hereafter made shall de ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

The laws of the State of Hawaii shall govern the validity, performance and enforcement of this Lease.

The submission of this Lease for examination does not constitute a reservation of or option for the Demised Premises and this Lease becomes effective as a Lease only upon execution and delivery thereof by Landlord and Tenant.

The captions of the several articles contained herein are for convenience only and do not define, limit, describe or construe the contents of such articles.

The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind and inure to the benefit of the respective heirs, successors, executors, administrators and assigns of the parties hereto; and in any case where there shall be more than one tenant, each Tenant shall be jointly and severally liable hereunder.

Section 35.08. Counterparts and Facsimile Signatures. This Lease and any amendment hereto may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original and all of such counterparts, taken together, shall for all purposes constitute one and the same Lease, binding on the parties hereto, notwithstanding that all parties are not signatory to the same counterparts. Delivery of any executed counterpart of a signature page of this Lease by facsimile shall be effective as delivery of an executed original counterpart of this Lease.

Section 37.09 Estoppel Certificates. Tenant shall, at any time and from time to time, upon not less than five (5) days prior notice from Landlord, execute, acknowledge and deliver to Landlord a statement in force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), the dates to which the rental, additional rents and other charges, if any, are paid in advance and acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder and that there are no events or conditions then in existence, which with the passage of time or notice or both, would constitute a default on the part of Landlord hereunder, or specifying such defaults, events or conditions, if any are claimed. It is understood and agreed, that any prospective purchaser or encumbrancer of all or any portion of the Premises may rely on any such statement. Tenant’s failure to deliver such statement within such time shall, at Landlord’s option, constitute a default by Tenant and in any event shall be conclusive upon Tenant that this Lease is in full force and effect without modification except as may be represented by Landlord in any such certificate prepared by Landlord and delivered to Tenant for execution.

IN WITNESS WHEREOF, Landlord and Tenant have executed these presents the day and year first above written.

DREAL HAWAII LLC

By	/s/ Joe Vierra
Its	President
Landlord

/s/ Michael Gardner
Chief Operational Officer
For Hoku Scientific, Inc.

12/5/02
Tenant

2153 N. King Street

GUARANTY OF LEASE

In consideration of the Lease dated January 1, 2003, pertaining to Space No. 306 at the Belt Collins center and office building located at 2153 N. King Street, made by DREAL HAWAII LLC, hereinafter “Landlord,” to Hoku Scientific, Inc. hereinafter called “Tenant,” the undersigned, hereinafter called “Guarantor(s)”, do, on their behalf, and on behalf of their respective heirs and personal representatives, successors and assigns, hereby jointly, severally and irrevocably guarantee to the Landlord, and to his successors in trust and permitted assigns, the full, exact, prompt and faithful performance by the said Tenant, of all of the terms and conditions of the said Lease to be performed or observed by the said Tenant, including the covenants for the payment of rent and other moneys due or to become owing under said Lease, and the rules and regulations of the 2153 N. King Street Belt Collins Center.

Guarantor(s) do each hereby waive any and all notice of any default by the Tenant under the said Lease, and notice of the acceptance of this guaranty by the said Landlord, and do hereby agree that any extension, modification or amendment of said Lease shall not release the Guarantor(s) hereunder, and that Landlord may at any time without notice to Guarantor(s) extend the time for any payment or the compliance with any covenant due or required from or of Tenant under said Lease, and no such action shall release any Guarantor hereunder. In the event suit is brought to enforce the obligations of Guarantor(s) hereunder, the Landlord may join the Guarantor as a party to said suit to allow the Court to determine the liability and responsibility of the Guarantor hereunder and therefore. In addition, Guarantor(s) or any one of them shall pay all costs thereof, including a reasonable attorney’s fee. The Guarantor(s) hereby attorn to the jurisdiction of the State of Hawaii, and any suit or action brought by Landlord to enforce this Guaranty may be prosecuted within said State, regardless of the place of execution of this Guaranty of Lease.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 5th day of December, 2002.

/s/ Michael Gardner
Chief Operating Officer
Signature

For Hoku Scientific, Inc.
Tenant Name

990351487
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